                               SECURITY AGREEMENT
                               ------------------

         THIS AGREEMENT made as of the 29th day of January, 1997, by and between PAPERCLIP SOFTWARE, INC., a Delaware corporation ("Debtor"), and ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Secured Party").

         SECTION 1. THE SECURITY INTERESTS. (A) In order: (i) to secure the due and punctual payment of the principal and interest on that certain Convertible Promissory Note of Debtor of even date herewith issued to Secured Party in the original principal amount of Three Hundred Thousand Dollars ($300,000) (the "Note"), and (ii) to secure the due and punctual payment and performance of all other indebtedness, liabilities and obligations of Debtor to Secured Party, of every kind and description, whether direct, indirect or contingent, now existing or hereafter acquired or arising, secured or unsecured, primary or secondary, due or to become due, arising under the Note or this Agreement and any future amendments thereto (all of the foregoing are hereinafter called the "Obligations"), Debtor hereby grants to Secured Party a continuing security interest in the following described fixtures and personal property whether now owned or hereafter acquired or arising and wherever located (hereinafter collectively called the "Collateral"):

              All fixtures and all tangible and intangible personal property now or hereafter owned by Debtor or in which Debtor now or hereafter acquires an interest, including, without limitation, all machinery, equipment, motor vehicles, furniture, furnishings, office supplies, computer software, general intangibles, contract rights, patents, trademarks, copyrights, trade names, instruments, documents of title, policies and certificates of insurance, securities, bank deposits, checking accounts and cash, and all additions and accessions thereto and all replacements and substitutions therefor and parts therefor now owned or hereafter acquired by Debtor or in which Debtor now or hereafter holds or hereafter acquires an interest; all proceeds and products of all of the foregoing, wherever situated.

              All inventory now owned or hereafter acquired by Debtor or in which Debtor now or hereafter acquires an interest, including all merchandise, returned and repossessed goods, raw materials, goods in process, finished goods and proceeds therefor (hereinafter called the "Inventory"), and all accounts of Debtor, including all accounts receivable, notes, drafts, acceptances, chattel paper and other forms of obligations and receivables now owned or hereafter arising from Inventory sold or otherwise disposed of by Debtor; and all proceeds and products of all of the foregoing.

              (B) All Collateral consisting of accounts, contract rights, chattel paper and general intangibles of Debtor, whether now existing or hereafter arising, and arising from the sale, delivery or provision of goods and/or services are sometimes hereinafter collectively called the "Customer Receivables".

              (C) The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Debtor under any of the Collateral or any transaction which gave rise thereto. Debtor does not assign any contract rights hereby which, pursuant to such contract rights, Debtor is prohibited from assigning to Secured Party.

         SECTION 2. FILING; FURTHER ASSURANCES. Debtor will, at its expense, execute, deliver, file and record (in such manner and form as Secured Party may require), or permit Secured Party to file and record, any financing statements, specific assignments or other paper that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. Secured Party may at any time or from time to time, at its sole discretion, require Debtor to cause any chattel paper included in the Customer Receivables to be delivered to Secured Party, or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor hereby represents, warrants and covenants as follows:

              A. That, except for the Security Interests and other liens permitted by Secured Party set forth on Exhibit A attached hereto, Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance (other than purchase money security interests), and that Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein to the extent that it is commercially reasonable to do so.

              B. That no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement and as are set forth on Exhibit A attached hereto.

              C. That all additional information, representations and warranties contained in Exhibit B attached hereto and made a part hereof are true, accurate and complete on the date hereof.

              D. That Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by Debtor in appropriate proceedings. Such amount which is being contested shall be fully reserved on the financial statements of Debtor in accordance with generally accepted accounting principles.

              E. That Debtor will immediately notify Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

              F. That Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance (other than liens set forth on Exhibit A hereto and purchase money security interests) and in good order and repair and will not intentionally waste or destroy the Collateral or any part thereof; and

         Debtor will not use the Collateral in material violation of any statute or ordinance.

              G. That Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of Secured Party; provided, however, that as long as no Event of Default has occurred and is continuing, Debtor may sell Inventory in the ordinary course of business.

              H. That Debtor will provide Secured Party with not less than thirty (30) days' prior written notice of any change in the name of Debtor.

              I. Debtor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as Secured Party may reasonably require in writing, containing such terms, in such form, for such periods and written by such companies as may be reasonably satisfactory to Secured Party, such insurance shall name Secured Party as loss payee and additional insured, as applicable, and shall provide for thirty (30) days' prior advance notice in writing to Secured Party of any cancellation thereof, and within thirty (30) days after the execution hereof, Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions. Any credit insurance covering the Customer Receivables shall name Secured Party as loss payee.

              J. Debtor represents and warrants that all books and records concerning the Collateral are located at the locations listed in Exhibit B hereto, and that all Inventory and machinery and equipment of Debtor is located at the locations listed in Exhibit B hereto. Debtor shall immediately notify Secured Party of any change in the location of its chief executive office, of any new or additional address where its books and records concerning the Collateral are located and of any new locations of Inventory or machinery and equipment not specified hereinabove, and if any such location is on leased premises, promptly furnish Secured Party with a landlord's waiver in form and substance satisfactory to Secured Party.

              K. Debtor agrees to cooperate and join, at its expense, with Secured Party in taking such steps as are necessary, in Secured Party's reasonable judgment, to perfect or continue the perfected status of the Security Interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to Secured Party, the obtaining of landlord's waivers required by Secured Party, the notation of encumbrances in favor of Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments reasonably requested by Secured Party to perfect its security interest in any and all of Debtor's patents, trademarks, service marks, trade names, copyrights and other general intangibles.

              L. Debtor agrees to reimburse Secured Party on demand for reasonable out-of-pocket expenses incurred in connection with Secured Party's exercise of its rights under this Security Agreement. Debtor agrees to indemnify Secured Party and hold it harmless against any costs, expenses, losses, damages and liability (including reasonable attorney's fees) incurred in connection with this Security Agreement, other than as a direct result of Secured Party's gross negligence or willful misconduct.

         SECTION 4. RECORDS RELATING TO COLLATERAL. Debtor will keep its records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at its principal office at Three University Plaza, Hackensack, New Jersey 07601 or at such other place or places of business as Secured Party may approve in writing. Debtor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to examine and inspect the Collateral and to take abstracts from such records and chattel paper (but not more often than twice per calendar year, upon prior notice to Debtor), and will furnish to Secured Party such information and reports regarding the Collateral as Secured Party may from time to time reasonably request.

         SECTION 5. COLLECTIONS WITH RESPECT TO CUSTOMER RECEIVABLES. Debtor will, at its expense, as agent for Secured Party and subject at all times to Debtor using its best judgment to protect the interests of Secured Party:

              (i) endeavor to collect or cause to be collected from customers indebted on Customer Receivables, as and when due, any and all amounts, including interest, owing under or on account of each Customer Receivable;

              (ii) compromise and settle any dispute relating to any Customer Receivable; and

              (iii) take or cause to be taken such appropriate action to repossess goods, the sale of which gave rise to any Customer Receivable, or to enforce any rights or liens under Customer Receivables, as Debtor may deem proper, and in the name of Debtor, or Secured Party, as Debtor may deem proper; provided that Debtor shall not be required under this Section 5 to take any action which would be contrary to any applicable law or court order.

         SECTION 6. GENERAL AUTHORITY. Upon the occurrence and during the continuance of an Event of Default, Debtor hereby irrevocably appoints Secured Party, Debtor's true and lawful attorney-in-fact, with full power of substitution, in the name of Debtor, at Debtor's expense, to the extent permitted by law to exercise, at any time and from time to time to do all acts and things which Secured Party deems reasonably necessary or desirable to effectuate its rights under this Security Agreement including but not limited to:

              (i) executing and filing financing statements on behalf of Debtor and otherwise perfecting any security interest granted hereby;

              (ii) corresponding and negotiating directly with insurance carriers;

              (iii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

              (iv) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

              (v) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

              (vi) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the related goods securing the Customer Receivables, as fully and effectually as if Secured Party were the absolute owner thereof;

              (vi) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

              (vii) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon; and

              (ix) to receive any and all mail addressed to Debtor;

provided that Secured Party shall give Debtor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Secured Party and Debtor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

         SECTION 7. EVENTS OF DEFAULT. Debtor shall be in default under this Security Agreement upon the occurrence of any one of the following events (herein referred to as an "Event of Default"):

              (a) default by Debtor in the due observance or performance in any material respect of any covenant contained in Section 3 (E), (G) or
         (H) or Section 4 of this Agreement;

              (b) default by Debtor in the due observance or performance of any other covenant or agreement herein contained and such default shall continue unremedied for twenty (20) consecutive days after written notice thereof by Secured Party to Debtor;

              (c) any default in the payment when due of any indebtedness of Debtor to Secured Party, including, without limitation, indebtedness, obligations or liabilities under the Note which shall continue unremedied in accordance with the provisions of the Note; or

              (d) the occurrence of any Event of Default under the provisions of the Note which shall continue unremedied in accordance with the provisions of the Note; or

              (e) any attachment on any of the Collateral shall remain in existence for a period of ten (10) days from the date such attachment was made, or if such attachment is not capable of being removed within such ten (10) day period, for such longer period during which Secured Party is satisfied with Debtor's efforts to remove such attachment.

         SECTION 8. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred, and is continuing, Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code and any and all other remedies and rights at law or equity and, in addition, Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral in the manner specified in Section 9, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory. Secured Party shall have the right to take immediate possession of the Collateral and for the purpose may, so far as Debtor may give authority therefor, enter upon any premises on which any Collateral is located without notice and remove the same therefrom. Debtor hereby expressly consents to such repossession of the Collateral and waives all rights to demand any notice with respect thereto. Secured Party may require Debtor to assemble all or any part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient. Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale), and may apply all or any portion of the Obligations towards the payment for any Collateral purchased by Secured Party, and may thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption. Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give ten (10) days' prior written notice of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Solely, for purposes of exercising the rights and powers granted to Secured Party in this Section 8 or by applicable law, and until all Obligations are satisfied in full, the Debtor hereby grants to Secured Party an irrevocable license to use all trademarks and trade names (and to sell goods bearing any such trademark or trade name), registered or unregistered, which are now or hereafter owned by or licensed to Debtor or in which Debtor now has or hereafter acquires an interest.

         SECTION 9. USE OF COLLATERAL. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Agreement, the Debtor may use the Collateral in any lawful manner.

         SECTION 10. QUIET ENJOYMENT. The Secured Party acknowledges that its security interest hereunder is subject to the rights of Quiet Enjoyment of various licensees under license agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of licensees under license agreements, the Secured Party's agreement that its rights under this Agreement and in the Collateral are subject to the rights of such licensees to distribute, use and/or to exploit the product licensed to them, and to have access to the product in connection therewith and that even if the Secured Party shall become the owner of the Collateral in case of an Event of Default, the Secured Party's ownership rights shall be subject to any rights of said licensees under such license agreements, provided, however, that the Secured Party shall not be responsible for any liability or obligation of the Debtor under any license agreement.

         SECTION 11. APPLICATION OF PROCEEDS. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

              first, to pay the expenses of such sale or other realization, including reasonable out-of-pocket expenses of Secured Party and reasonable fees and expenses of its agents and counsel, and all reasonable expenses, liabilities and advances incurred or made by Secured Party in connection therewith, and any other unreimbursed expenses for which Secured Party is to be reimbursed pursuant to
         Section 12;

              second, apply all proceeds hereunder (except proceeds applied pursuant to clause first above) to the payment of the Obligations in such other manner as Secured Party, in its sole discretion, shall determine; and

              finally, to pay to Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

         SECTION 12. EXPENSES. Debtor will forthwith upon demand pay to Secured
Party:

              (a) the amount of any taxes which Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and

              (b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which Secured Party may incur in connection with: (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by Secured Party of any of the powers conferred upon it hereunder or (z) any default on Debtor's part hereunder; provided , however, that in the event that Debtor fails to enter an Asset Purchase Agreement with Secured Party on or before February 28, 1997 through no fault of Secured Party, Debtor will also pay to Secured Party within ten days of demand by Secured Party all such expenses which Secured Party may incur in connection with the preparation and administration of this Security Agreement (not to exceed $10,000).

         SECTION 13. NONABATEMENT OF SECURITY INTERESTS; TERMINATION. The Security Interests granted hereby shall not abate or lapse, but shall continue in full force and effect so as to secure all of the Obligations of the Debtor to the Secured Party.

         Upon satisfaction in full of all Obligations, the Secured Party will send to Debtor termination statements for all Uniform Commercial Code financing statements of record filed by the Secured Party hereunder.

         SECTION 14. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing, including facsimile transmission ("FAX") and mailed or delivered by overnight courier, or transmitted by FAX confirmed in writing mailed to the addressee, to the applicable party at the addresses indicated below.

         if to Secured Party:

              Access Solutions International, Inc.
              650 Ten Rod Road
              North Kingstown, RI  02852
              Attention:  Robert H. Stone, President and CEO
              FAX:  401-295-1851

         if to Debtor:

              PaperClip Software, Inc.
              Three University Plaza
              Hackensack, NJ  07601
              Attention:  William Weiss, CEO
              FAX:  201-487-0613

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon the earlier to occur of: (a) the third day following deposit thereof in the United States mail, (b) twelve noon local time on the first business day following timely deposit thereof with an overnight courier service or (c) receipt by the party to whom such notice is directed.

         SECTION 15. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 16. CHANGES IN WRITING. Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         SECTION 17. NEW YORK LAW; MEANING OF TERMS. This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that remedies provided by the laws of any State other than New York are governed by the laws of said State. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code have the meanings therein stated.

         SECTION 18. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 19. HEADINGS. The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 20. PARTIES IN INTEREST. All the terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

         SECTION 21. WAIVER OF JURY TRIAL. Each party hereto hereby submits to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of such party's obligations under or with respect to this Security Agreement, and expressly waives any and all objections it may have as to venue in any of such courts. DEBTOR AND SECURED PARTY EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY

ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY AGREEMENT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this Security Agreement, including but not limited to any assignee or successor of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Security Agreement, any related instruments, any collateral or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 22. FACSIMILE EXECUTION. To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to the other party by facsimile transmission. That party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such party shall deliver to the other party the counterpart of this Agreement executed by such party for receipt on the next business day.

         IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written. PAPERCLIP SOFTWARE, INC.


                                           By: /s/ William Weiss
                                              ----------------------------
                                           Title: CEO
                                                 -------------------------

                                           ACCESS SOLUTIONS INTERNATIONAL, INC.


                                           By: /s/ Robert H. Stone
                                              ----------------------------
                                              Title: President & CEO
                                                    ----------------------